UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

WELLGISTICS HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

3000 Bayport Drive, Suite 950

Tampa, FL 33607

May 4, 2026

To Our Stockholders:

I am pleased to invite you to attend the Special Meeting of Stockholders of Wellgistics Health, Inc., a Delaware corporation, which will be held on May 21, 2026, at 1pm Eastern Time. The Special Meeting will be conducted in a virtual format to provide stockholders the opportunity to attend, irrespective of location. The Notice of Special Meeting of Stockholders and this Proxy Statement contain details of the business to be conducted at the Special Meeting.

Whether or not you attend the Special Meeting online, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by mail. If you decide to attend the Special Meeting online, you will be able to vote electronically, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Wellgistics Health, Inc.

Yours truly,

/s/ Prashant Patel
Prashant Patel
President

2

3000 Bayport Drive, Suite 950
Tampa, FL 33607

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2026

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Wellgistics Health, Inc. (the “Company,” “Wellgistics,” “we,” “us” or “our”) will be held on May 21, 2026, at 1pm Eastern Time, in virtual meeting format only, via live webcast (including any adjournments, postponements, or continuations thereof, the “Special Meeting”). The Special Meeting will be conducted in a virtual format to provide stockholders the opportunity to attend, irrespective of location.

The Special Meeting will be held for the following purposes:

1.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a change of name from “Wellgistics Health, Inc.” to “Vantix Health Inc.”;

2.	To approve an amendment to the Certificate of Incorporation to authorize 10,000,000 shares of the Company’s blank check preferred stock; and

3.	To approve an amendment to the Wellgistics Health, Inc. Amended and Restated 2023 Equity Incentive Plan (the “Incentive Plan”) (1) to increase the number of shares of common stock available for issuance thereunder by 56,493,936 shares and (2) to adjust the maximum annual increase from three percent (3%) to ten (10%) of shares outstanding.

No other business will be transacted at the Special Meeting except the matters described in this Notice and any matters properly incident to the conduct of the Special Meeting.

SPECIAL MEETING INFORMATION SUMMARY

Item	Summary
Who Can Vote	Stockholders of record at the close of business on April 22, 2026.

How You Can Vote	You may cast your vote via mail, telephone, or the Internet. You may also vote virtually at the Special Meeting.

Who May Attend	All stockholders are cordially invited to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/WGRX2026SM, where you will be able to listen to the meeting live, submit questions, and vote. Further instructions for how to participate are posted at www.shareholdermeeting.com/WGRX2026SM. If you are having difficulty accessing the webcast, please call 844-986-0822 or 303-562-9202 (International) to speak with a representative from Broadridge Financial Solutions, Inc., the vendor who is providing technical support for the webcast. You will need the control number printed on your proxy card in order to authenticate yourself as a shareholder and gain access to the meeting if you choose to participate virtually. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose germane to the Special Meeting, for ten (10) days prior to the Special Meeting during ordinary business hours at 3000 Bayport Drive, Suite 950, Tampa, FL 33607, the Company’s principal place of business.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 USING THE ENCLOSED PROXY CARD.

Whether or not you attend the Special Meeting, it is important that your shares be represented at the Special Meeting. We encourage you to please vote TODAY to ensure your voice is heard. You may vote your shares of common stock by signing, dating, and mailing the proxy card in the envelope provided, or by going to www.virtualshareholdermeeting.com/WGRX2026SM to vote using the Internet, or by calling 1-800-690-6903 to vote via telephone. Voting in one of these ways will ensure that your shares of common stock are represented at the Special Meeting.

All shares of common stock represented by a proxy received by May 21, 2026, at 1pm Eastern Time will be voted as specified in the proxy, unless validly revoked as described below. If you attend the Special Meeting and wish to participate by voting virtually during the Special Meeting, you may revoke your previously submitted proxy as described in this Proxy Statement.

For more information and up-to-date postings, please go to www.wellgisticshealth.com. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.

Regardless of the number of shares of our common stock that you own, your vote is important. Thank you for your continued support, interest, and investment in Wellgistics.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Prashant Patel
Prashant Patel
President

May 4, 2026

3

3000 Bayport Drive, Suite 950
Tampa, FL 33607

PROXY STATEMENT

To be held on May 21, 2026

The Board of Directors of Wellgistics Health, Inc. (the “Board”) is soliciting your proxy to vote at the Special Meeting to be held on May 21, 2026, at 1pm Eastern Time, in a virtual-only format online by accessing www.virtualshareholdermeeting.com/WGRX2026SM and at any adjournment, postponement, or continuation thereof.

This Proxy Statement contains information relating to the Special Meeting. This Special Meeting of stockholders will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You will be able to attend and participate in the Special Meeting online via a live webcast by visitingwww.virtualshareholdermeeting.com/WGRX2026SM. In addition to voting by submitting your proxy prior to the Special Meeting, you also will be able to vote your shares electronically during the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing a proxy card, as more fully described herein, you are designating Prashant Patel, our President, as your proxy for the Special Meeting and authorizing Mr. Patel to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting virtually, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission, or “SEC,” to give you when we ask you to sign a proxy card designating Mr. Patel as proxy to vote on your behalf.

Why did you send me this proxy statement?

We sent you this Proxy Statement and proxy card because our Board is soliciting your proxy to vote at the Special Meeting and any adjournment, postponement, or continuation thereof. This Proxy Statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting virtually. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the proxy card or vote over the Internet, or by phone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

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How do I attend the Special Meeting?

The Special Meeting will be held on May 21, 2026, at 1pm Eastern Time in a virtual format online by accessing www.virtualshareholdermeeting.com/WGRX2026SM. Information on how to vote at the Special Meeting is discussed below.

Who is entitled to vote?

The Board has fixed the close of business on April 22, 2026 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were 126,653,372 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal described in this Proxy Statement and properly presented at the Special Meeting.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, Colonial Stock Transfer Company, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company. If your shares are held in a stock brokerage account, a bank, or other holder of record, you are considered to be the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice has been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. See “How will my shares be voted if I give no specific instruction?” below for information on how shares held in street name will be voted without instructions provided.

Who may attend the Special Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. If your shares of common stock are held in street name, you will need to provide a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I voting on?

There are three (3) matters scheduled for a vote. The first matter is a proposal to approve an amendment to the Certificate of Incorporation to effect a change of name from “Wellgistics Health, Inc.” to “Vantix Health Inc.” (the “Name Change Proposal”). The second matter is a proposal to approve an amendment to the Certificate of Incorporation to authorize 10,000,000 shares of the Company’s blank check preferred stock (the “Preferred Stock Authorization Proposal”). The third matter is a proposal to amend the Wellgistics Health, Inc. Amended and Restated 2023 Equity Incentive Plan (the “Incentive Plan”) (1) to increase the number of shares of common stock available for issuance thereunder by 56,493,936 shares and (2) to adjust the maximum annual increase from three percent (3%) to ten (10%) of shares outstanding (the “Incentive Plan Amendment Proposal”).

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. The proxy holder also will have discretionary authority to vote on matters properly incident to the conduct of the Special Meeting, including, if the Board determines it is appropriate, to vote to adjourn, postpone, or continue the Special Meeting for the purpose of soliciting additional proxies in accordance with the Board’s recommendations. If any other matters are properly brought before the Special Meeting, it is the intention of the proxy holder to vote on those matters in accordance with his best judgment.

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How do I vote?

If you are a stockholder of record, for your convenience you have three methods of voting. You may vote by Internet using the website address on your vote instruction form, you may vote by mail by marking, dating, signing, and promptly mailing the proxy card, or you may attend and vote at the Special Meeting held in virtual format. If you are a beneficial owner of shares held in street name, for your convenience you also have three methods of voting. You may vote by Internet using the website address on your vote instruction form, you may vote by mail by marking, dating, signing, and promptly mailing the vote instruction form, or you may obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting held in virtual format.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed in a proxy delivered before the Special Meeting. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Holders of record of shares of our common stock will be entitled to one vote for each share of common stock held by them on the Record Date and have the right to vote on each proposal described in this Proxy Statement and properly presented at the Special Meeting.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What constitutes a quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, 63,326,687 shares must be represented in person or by proxy to have a quorum at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, either the chairperson of the Special Meeting or our stockholders entitled to vote at the Special Meeting may adjourn the Special Meeting.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted “For” the Name Change Proposal, “For” the Preferred Stock Authorization Proposal and “For” the Incentive Plan Amendment Proposal. If any other matters properly incident to the conduct of the Special Meeting come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of Mr. Patel, the Board’s designated proxy holder. If your shares are held in street name, see “What is a broker non-vote?” below regarding the ability of banks, brokers, and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count votes “For” and “Against,” as well as abstentions and broker non-votes, with respect to each proposal. Broker non-votes will be counted for purposes of determining the presence of a quorum but will not be counted as votes cast with respect to any proposal. However, because approval of each proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon, broker non-votes and abstentions will have the practical effect of votes cast against each proposal.

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What is a broker non-vote?

A bank, broker, or other nominee holding the shares of common stock in “street name” for a beneficial owner has discretion (but is not required) to vote the client’s share of common stock with respect to “routine” matters if the client does not provide voting instructions. The broker or other nominee, however, is not permitted to vote the client’s share of common stock with respect to “non-routine” matters without voting instructions. A “broker non-vote” occurs when the broker or other nominee does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. The Company expects that the Name Change Proposal and the Preferred Stock Authorization Proposal will each be treated as a non-routine matter, which means that your broker or other nominee will not have discretionary authority to vote your shares held in street name on these matters. Accordingly, in the absence of your voting instructions, your broker or nominee may not vote your shares on the proposals.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted.

Proposal	Board Recommendation	Votes Required	Voting Options
Proposal No. 1: Name Change Proposal	FOR	The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the Name Change Proposal.	“FOR” / “AGAINST” / “ABSTAIN”
Proposal No. 2: Preferred Stock Authorization Proposal	FOR	The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the Preferred Stock Authorization Proposal.	“FOR” / “AGAINST” / “ABSTAIN”
Proposal No.3: Incentive Plan Amendment Proposal	FOR	The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the Incentive Plan Amendment Proposal.	“FOR” / “AGAINST” / “ABSTAIN”

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present for purposes of determining the presence of a quorum. However, because approval of each proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon, abstentions will have the practical effect of votes cast against the proposal.

What are the voting procedures?

With regard to all proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

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Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Corporate Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form, or by voting virtually at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Wellgistics Health, Inc., 3000 Bayport Drive, Suite 950, Tampa, FL 33607. Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing and assembling these proxy materials and mailing the notice (and any paper materials, if requested) and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I have dissenters’ rights of appraisal?

Stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL NO. 1:

THE NAME CHANGE PROPOSAL

General

Our Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Amended and Restated Certificate of Incorporation to change our name from “Wellgistics Health, Inc.” to “Vantix Health Inc.”.

Reasons for the Name Change

Incorporated in 2022, we are a holding company for existing and future planned operating companies centered around pharmaceuticals and healthcare services. We seek to be a micro health ecosystem, with a portfolio of companies consisting of a pharmacy, wholesale operations, and a technology division that provides a novel platform for hub and clinical services. We are focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, we intend to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. We currently exist as a holding company conducting business through two wholly owned subsidiaries—Wood Sage LLC (“Woodsage”) and Wellgistics, LLC (“Wellgistics LLC”)—and two indirect subsidiaries—Alliance Pharma Solutions LLC d/b/a DelivMeds (n/k/a Wellgistics Tech & Hub, LLC) (“DelivMeds”) and Community Specialty Pharmacy, LLC (n/k/a Wellgistics Pharmacy, LLC) (“Wellgistics Pharmacy”). Our Board believes that the proposed name change will better align the Company’s corporate identity with its current business model and strategic focus as a healthcare technology and pharmaceutical services platform, and will provide a clearer and more cohesive brand as the Company continues to execute on its integrated “micro health ecosystem” strategy.

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Effects of the Name Change

The Board shall cause the Certificate of Amendment to change our name from “Wellgistics Health, Inc.” to “Vantix Health Inc.” (the “Name Change Amendment”). The change of our name will not by itself have any effect on our corporate status or the rights of stockholders, or affect in any way the validity of currently outstanding stock certificates or the trading of our securities. Our stockholders will not be required to surrender or exchange any of our stock certificates that they currently hold. Stockholders with certificated shares may continue to hold their existing certificates or receive new certificates reflecting the name change upon tendering the old certificates to our transfer agent. If stockholders approve the Name Change Proposal, we intend to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such approval.

If the Name Change Amendment becomes effective, our common stock is expected to continue to be listed on the Nasdaq Capital Market, and, if Nasdaq approves our requested symbol change, to trade under the new symbol “MEDS”. Our business, management, fiscal year, consolidated financial statements, and SEC reporting obligations will remain unchanged. Stock certificates that were issued under our current name, Wellgistics Health, Inc., will continue to be valid and will not need to be exchanged solely as a result of the name change. Stockholders holding certificated shares may request, but will not be required to request, new certificates bearing the new corporate name as they otherwise transfer or replace their certificates in the ordinary course, subject to our customary fees, if any.

The name change will become effective upon the filing of the Name Change Amendment with the Secretary of State of the State of Delaware, or such later effective time as may be specified in the Name Change Amendment in accordance with the DGCL.

The proposed form of Name Change Amendment is attached as Appendix A to this Proxy Statement (subject to any changes required by applicable law and provided that, since Proposal No. 2 will result in changes to the Certificate of Incorporation, the Company may file one or more amendments with the Secretary of State of the State of Delaware to effect multiple approved proposals).

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the name change of the Company.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal No. 1.

PROPOSAL NO. 2:

THE PREFERRED STOCK AUTHORIZATION PROPOSAL

Overview

Our Board unanimously approved and recommended that our stockholders approve an amendment to our Certificate of Incorporation to authorize 10,000,000 shares of “blank check” preferred stock (the “Blank Check Amendment”). To be able to take effect, stockholders holding a majority of the shares of common stock outstanding and entitled to vote on the proposed action must approve the Blank Check Amendment, and the Blank Check Amendment must then be filed with the Secretary of State of the State of Delaware. The proposed form of Blank Check Amendment is attached as Appendix B to this Proxy Statement (subject to any changes required by applicable law and provided that, since Proposal No. 1 will result in changes to the Certificate of Incorporation, the Company may file one or more amendments with the Secretary of State of the State of Delaware to effect multiple approved proposals).

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Reasons for the Authorization of Preferred Stock

The Company currently is not authorized to issue preferred stock. Our Board authorized and approved the Blank Check Amendment so that preferred stock will be available for issuance to provide the Company with maximum financial and strategic flexibility with respect to future transactions. The preferred stock is referred to as a “blank check” because the Board, in its discretion, will be authorized to provide for the issuance of all or any shares of the stock in one or more classes or series, specifying the number of shares to be included in the class or classes, the distinguishing designations of each class, and the preferences, limitations, and relative rights applicable to each class, subject to the limitations of Delaware law.

The authority of the Board with respect to each class or series will include, without limitation, the right to determine redemption price or prices and timing, dividend rates (which may be cumulative or non-cumulative), conditions, and timing, as well as preferences in relation to the dividends payable on any other class or series, rights upon the dissolution or upon any distribution of the assets of the Company, conversion or exchange rights (including the price or prices and rates of conversion or exchange and adjustments, if any), limitations on the issuance of additional shares of such class or series (or shares of any other class or series of preferred stock), voting rights, and other preferences, powers, qualifications, rights, and privileges, all as the Board may deem advisable and as are not inconsistent with law and the provisions of the Certificate of Incorporation.

No further authorization will be required from the Company’s stockholders for any of the above-described actions, except as may be required for a particular transaction by applicable law or regulation, including, but not limited to, SEC rules or regulations or the listing regulations of the Company’s securities exchange.

Effects of the Proposed Blank Check Amendment

The Blank Check Amendment would not have any immediate effect on the rights of existing stockholders. However, to the extent that shares of common stock are issued in the future, such issuance would decrease existing stockholders’ percentage equity ownership, dilute any earnings per share and book value per share of outstanding shares of common stock, and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

The possible future issuance of shares of our preferred stock or securities convertible or exercisable into our preferred stock could affect our current stockholders in a number of ways. The issuance of new shares of preferred stock could cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of preferred stock may also affect the number of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company. In addition, the future issuance of shares of our preferred stock or securities convertible or exercisable into shares of our preferred stock could dilute the market price of our common stock to the extent that shares of common stock are issued and sold at prices below current trading prices, or, if the issuance consists of securities convertible or exercisable into common stock, to the extent that the securities provide for the conversion or exercise into common stock at prices that could be below current trading prices of the common stock. Such issuances could also dilute the earnings per share, if any, and book value per share of the outstanding shares of our common stock, and could make the payment of dividends on common stock, if any, potentially more expensive.

No specific shares of preferred stock are being designated at this time, and we do not currently have any plans to issue shares of preferred stock.

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Anti-Takeover Effects

Although the Blank Check Amendment is prompted by business and financial considerations, stockholders nevertheless should be aware that such an increase could facilitate future efforts by our management to deter or prevent a change in control of the Company. Although the Board has not recommended the Blank Check Amendment with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. By way of example, the issuance of additional shares could dilute the stock ownership and voting power of persons seeking to obtain control of the Company, or shares could be issued to purchasers who would support the Board in opposing a proposal. In addition, the prospect of future share issuances may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

The Board and executive officers of the Company do not know of any current effort to obtain control of the Company or to accumulate large amounts of common stock.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the authorization of shares of blank check preferred stock.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve this proposal.

Board Recommendation

The Board unanimously recommends a vote “FOR” Proposal No. 2.

PROPOSAL NO. 3:

THE INCENTIVE PLAN AMENDMENT PROPOSAL

Overview

Our Board has unanimously approved, and recommends that stockholders approve, an amendment (the “Incentive Plan Amendment”) to the Wellgistics Health, Inc. Amended and Restated 2023 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of the Company’s common stock reserved and available for issuance thereunder.

As of the date of this Proxy Statement, the Incentive Plan provides for the issuance of up to 43,506,064 shares of the Company’s common stock, subject to an automatic annual increase (the “Annual Increase”) described below.

Pursuant to the Incentive Plan Amendment, the Board an increase to the number of shares reserved under the Incentive Plan by 56,493,936 shares (the “Share Increase”), which the Board determined is appropriate in light of the Company’s anticipated growth and equity compensation needs. The Share Increase represents approximately forty-five percent (45%) of the Company’s issued and outstanding common stock as of the Record Date.

In addition, if this Proposal No. 3 is approved, the Incentive Plan will be amended to provide that, beginning on January 1, 2027 and on each January 1 thereafter, the number of shares reserved for issuance under the Incentive Plan will automatically increase by a number of shares equal to up to ten percent (10%) of the total number of shares of the Company’s common stock outstanding on the immediately preceding December 31, or such lesser number of shares as may be determined by the Administrator (as defined below) (the “Annual Increase”).

The Annual Increase is intended to operate as a maximum potential increase, and the Administrator retains full discretion to determine the actual number of shares, if any, to be added in any given year. The Administrator expects to evaluate the amount of any Annual Increase each year based on the Company’s equity usage, anticipated hiring and retention needs, and dilution considerations, and may determine to provide for a lesser increase or no increase in any given year.

The Board has directed that the Incentive Plan Amendment be submitted to the Company’s stockholders for approval at the Special Meeting.

If stockholders do not approve this Proposal No. 3, the Incentive Plan will remain in effect in accordance with its current terms.

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Purpose and Background of the Incentive Plan Amendment

The Board believes that equity-based compensation is a critical component of the Company’s overall compensation program and is essential to attracting, retaining and motivating key employees, officers, directors and consultants.

In recommending approval of the Incentive Plan Amendment, the Board considered several factors, including:

●	Insufficient Remaining Share Reserve. The number of shares currently available for issuance under the Incentive Plan is not sufficient to support the Company’s anticipated equity compensation needs, particularly in light of the Company’s expected growth and expansion.
●	Alignment with Stockholder Interests. Equity awards align the interests of employees, management and directors with those of stockholders by linking compensation to the long-term performance of the Company’s common stock.
●	Anticipated Growth and Capital Structure Evolution. The Company expects its capitalization and operations to expand over time, including through potential strategic transactions, financings and hiring initiatives. The Share Increase is intended to “reset” the share reserve to a level appropriate for the Company’s anticipated size and operational scope.
●	Flexibility for Multi-Year Equity Compensation. The Share Increase, together with the Annual Increase, is intended to provide the Company with sufficient flexibility to make equity awards over multiple years without the need for frequent stockholder approvals.
●	Competitive Compensation Practices. The Board believes that the ability to grant equity awards at competitive levels is essential for the Company to attract and retain qualified personnel in a competitive market environment.

Dilution Considerations

The Board carefully considered the potential dilutive impact of the Share Increase and the revised Annual Increase.

While the Share Increase and Annual Increase will increase the number of shares available for issuance under the Incentive Plan, the Board believes that:

●	equity compensation reduces the Company’s reliance on cash compensation,
●	awards granted under the Incentive Plan are generally subject to vesting and/or performance-based conditions, and
●	the Administrator retains discretion to determine the timing and amount of awards granted, including the ability to reduce or eliminate any Annual Increase in a given year.

The Board also considered that the Annual Increase is calculated annually based on the Company’s then-outstanding shares, which is intended to scale the share reserve in a manner that reflects the Company’s size and growth over time. The Board believes that this structure provides an appropriate balance between flexibility to support the Company’s growth and the need to responsibly manage stockholder dilution over time.

Summary of the Incentive Plan (as Amended)

The material terms of the Incentive Plan are summarized below. This summary reflects the Incentive Plan as proposed to be amended by the Incentive Plan Amendment.

Share Reserve

If this Proposal No. 3 is approved, the maximum number of shares of common stock reserved and available for issuance under the Incentive Plan (the “Share Reserve”) will be:

●	43,506,064 shares, plus
●	the Share Increase of 56,493,936 shares (approximately 45% of outstanding shares as of the Record Date), plus
●	the Annual Increase, beginning January 1, 2027 and on each January 1 thereafter, equal to up to 10% of the Company’s outstanding common stock as of the immediately preceding December 31, or such lesser number of shares as may be determined by the Administrator.

The Administrator retains full discretion to determine the size of any Annual Increase, including the ability to provide for a lesser increase or no increase in any given year. Shares issued under the Incentive Plan may be newly issued shares or reacquired shares of the Company.

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Administration

The Incentive Plan is administered by the compensation committee of the Board (the “Administrator”), which has broad authority to administer the Incentive Plan, including the authority to select participants, determine the types and terms of awards, and interpret the provisions of the Incentive Plan.

Eligibility

Employees, officers, non-employee directors and consultants of the Company and its affiliates are eligible to receive awards under the Incentive Plan.

Types of Awards

The Incentive Plan permits the grant of a variety of equity and equity-based awards, including:

●	stock options (including incentive stock options and nonqualified stock options),
●	stock appreciation rights,
●	restricted stock,
●	restricted stock units,
●	performance-based awards,
●	stock bonuses and other stock-based awards, and
●	cash-based awards.

Vesting and Terms

Awards granted under the Incentive Plan may be subject to time-based and/or performance-based vesting conditions, as determined by the Administrator. The maximum term of stock options and stock appreciation rights is generally ten (10) years.

Adjustments and Corporate Transactions

The Incentive Plan includes customary provisions for adjustments in the event of stock splits, stock dividends, recapitalizations and similar events, as well as provisions addressing the treatment of awards in connection with mergers, acquisitions and other corporate transactions.

Amendment and Termination

The Board may amend or terminate the Incentive Plan at any time, subject to stockholder approval to the extent required by applicable law or stock exchange rules.

No Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders are not entitled to appraisal or dissenters’ rights with respect to this proposal.

Required Vote of Stockholders

Approval of this Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Incentive Plan Amendment Proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 22, 2026 with respect to the holdings of each stockholder known by us to own beneficially more than 5% of the Company’s common stock, each of our directors and named executive officers, and all of our current directors and executive officers as a group. A person is also deemed to be a beneficial owner of the Company’s common stock if that person has or shares voting power, which includes the power to vote or direct the voting of the Company’s common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of the Company’s common stock shown as beneficially owned by the stockholder.

Name of Beneficial Owner(1)	Shares Beneficially Owned (Number)	Percent of Common Stock (%)
Directors and Named Executive Officers
Surren Ajjarapu(2)	22,826,558	18.02%
Prashant Patel(3)	15,990,247	12.63%
Srini Kalla	293,333	*
Shafaat Pirani	102,080	*
Gary Herman	0	*
Marlene Velez	0	*
Eric Sherb	0	*
All directors and executive officers as a group	34,212,218	27.01%

Other Five Percent Holders
Brian Norton(4)	18,204,807	14.37%
Annapurna Gundlapalli, Trustee of the Annapurna Gundlapalli Revocable Trust 2010	8,944,000	7.06%
Blue Cap Acquisitions LLC	7,599,799	6.00%

*Represents beneficial ownership of less than 1%

(1) The mailing address of all individuals listed is c/o Wellgistics Health, Inc., 3000 Bayport Drive, Suite 950, Tampa, FL 33607.

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(2) Includes (i) 7,882,247 shares owned directly by Mr. Ajjarapu, (ii) 4,463,200 shares owned by the Sandhya Ajjarapu Revocable Trust 2007, for which Mr. Ajjarapu claims beneficial ownership through his wife, Sandhya Ajjarapu, who serves as trustee, (iii) 3,100,000 shares owned by Sansur Associates LLC, an entity that Mr. Ajjarapu beneficially owns and for which Mr. Ajjarapu thereby claims beneficial ownership, and (iv) 7,381,111 shares owned by Sea Rider Capital LLC, an entity that Mr. Ajjarapu beneficially owned.

(3) Includes (i) 9,118,247 shares owned directly by Mr. Patel, (ii) 4,472,000 shares owned by the Patel Trust 2010, for which Mr. Patel claims beneficial ownership, as co-trustee with his wife, Rina Patel, and (iii) 2,400,000 shares owned by Goldshield Health LLC, an entity that Mr. Patel beneficially owns and for which Mr. Patel thereby claims beneficial ownership.

(4) Includes (i) 9,044,720 shares owned directly by Mr. Norton, (ii) 6,602,926 shares owned by Strategix Global LLC, an entity in which Mr. Norton has a beneficial interest, and (iii) 2,557,161 shares owned by Nomad Capital LLC, an entity in which Mr. Norton has a beneficial interest. The ownership of certain of these shares is currently the subject of ongoing litigation between the Company and Mr. Norton. The Company has not taken a position for purposes of this table as to the ultimate beneficial ownership of such shares. Accordingly, these shares are included herein based on current record ownership.

OTHER MATTERS

The Board knows of no other business that will be presented to the Special Meeting other than the matters described in this Proxy Statement. The proxy holder also will have discretionary authority to vote on matters properly incident to the conduct of the Special Meeting, including, if the Board determines it is appropriate, to vote to adjourn, postpone, or continue the Special Meeting for the purpose of soliciting additional proxies in accordance with the Board’s recommendations. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the person voting the proxies.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers, or other employees, personally or by telephone, facsimile, or email, none of whom will be compensated separately for these solicitation activities. If you do not plan to attend the Special Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date, and return your proxy promptly. In the event you are able to attend the Special Meeting virtually, at your request, we will cancel your previously submitted proxy.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements and other proxy materials with respect to two or more stockholders sharing the same address by delivering a proxy statement or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the notice and, if applicable, other proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of our proxy materials either now or in the future, please contact us at 3000 Bayport Drive, Suite 950, Tampa, FL 33607, Attn: Corporate Secretary. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of our proxy materials either now or in the future, please contact your brokerage firm or bank.

BY ORDER OF THE BOARD OF DIRECTORS

May 4, 2026

/s/ Prashant Patel
Prashant Patel
President

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APPENDIX A

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WELLGISTICS HEALTH, INC.

WELLGISTICS HEALTH, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Wellgistics Health, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on October 30, 2024, as amended (the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended to reflect a change in the name of the Corporation by replacing ARTICLE I thereof with the following:

“The name of the corporation is Vantix Health Inc. (the “Corporation”).”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the []h day of [], 2026.

WELLGISTICS HEALTH, INC.

By:	/s/Prashant Patel
Name:	Prashant Patel
Title:	President

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APPENDIX B

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WELLGISTICS HEALTH, INC.

WELLGISTICS HEALTH, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of Wellgistics Health, Inc. resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of said corporation, as amended (the “Certificate of Incorporation”), declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED, that Article IV of Certificate of Incorporation be amended and restated in its entirety to read as follows:

The aggregate number of shares, which the Corporation shall have authority to issue, shall consist of (i) 500,000,000 shares of common stock having a $0.0001 par value (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock having a $0.0001 par value (the “Preferred Stock”).

The Common and/or Preferred Stock of the Corporation may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors may issue such shares of Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.”

SECOND: That thereafter, the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders meeting at which all shares entitled to vote thereon were present and voted, approved of the proposed amendment at the Special Meeting of Stockholders held on May 21, 2026 pursuant to Section 242 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the []h day of [], 2026.

WELLGISTICS HEALTH, INC.

By:	/s/Prashant Patel
Name:	Prashant Patel
Title:	President

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APPENDIX C

AMENDMENT

TO THE

WELLGISTICS HEALTH, INC.

AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the Amended and Restated 2023 Equity Incentive Plan, as amended (the “Plan”), of Wellgistics Health, Inc. (the “Company”). All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Plan.

WHEREAS, Section 16 of the Plan reserves to the Board of Directors of the Company (the “Board”) the right to amend the Plan from time to time;

WHEREAS, the Board desires to increase the number of shares of Common Stock reserved for issuance under the Plan to from 43,506,064 shares to 100,000,000 shares, subject to approval by the Company’s stockholders; and

NOW, THEREFORE, be it effective as of the date hereof, the Plan is hereby amended as follows, subject to approval by the Company’s stockholders:

1.

Amendment to Section 3. Section 3(a) of the Plan is hereby amended and restated in its entirety, to read as follows:

“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 100,000,000 shares (the “Initial Limit”), plus on January 1, 2027 and on each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by ten percent (10%) of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as approved by the Administrator (the “Annual Increase”), in each case subject to adjustment as provided in Section 3(c). In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares of Stock authorized for grant to a grantee in any calendar year.”

2.	This Amendment shall be subject to approval by the stockholders of the Company within 12 months after the date this Amendment is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws.
3.	Except as set forth herein, the Plan shall remain in full force and effect without modification.

IN WITNESS WHEREOF, the undersigned officer hereby certifies the foregoing amendment to the Plan which as of the []h day of [], 2026.

WELLGISTICS HEALTH, INC.

By:	/s/ Prashant Patel
Name:	Prashant Patel
Title:	President

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Wellgistics Health™

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WGRX2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96866-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WELLGISTICS HEALTH, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V96867-TBD

WELLGISTICS HEALTH, INC.
SPECIAL MEETING OF STOCKHOLDERS
MAY 21, 2026 1:00 PM EST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Prashant Patel, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of WELLGISTICS HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 PM EST, on May 21, 2026, virtually at www.virtualshareholdermeeting.com/WGRX2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side